SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                October 27, 2003


                         ENTERTAINMENT PROPERTIES TRUST
             (Exact Name of Registrant as Specified in its Charter)

         MARYLAND                       1-13561                43-1790877
(State or other jurisdiction   (Commission file number)       (IRS Employer
       of incorporation)                                  Identification Number)


          30 West Pershing Road, Suite 201, Kansas City, Missouri 64108
               (Address of Principal Executive Office) (Zip Code)

                                 (816) 472-1700
               Registrant's telephone number, including area code:


                                 Not Applicable
          (Former name or former address if changed since last report)

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                                TABLE OF CONTENTS


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

SIGNATURES

EXHIBIT INDEX

EXHIBIT 10.01

EXHIBIT 10.02

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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Joint Venture Interest in NewRoc Associates, L.P.

On October 27, 2003 (the "Initial Closing Date"), we acquired, through our wholly-owned subsidiaries, the General Partnership Interest ("GP Interest") and Class A Limited Partnership Interest ("Class A Interest") in New Roc Associates, L.P., a New York limited partnership (the "Partnership") pursuant to a Limited Partnership Interest Purchase Agreement dated October 27, 2003 (the "Purchase Agreement"). The Partnership, which has a term expiring on December 31, 2040, owns a 447,000 square foot multi-tenant retail and entertainment complex in downtown New Rochelle, Westchester County, New York called New Roc City (the "Property"). We acquired the GP Interest and Class A Interest from affiliates of Mr. Louis R. Cappelli, the developer of the Property. (For purposes of this report, Mr. Cappelli and his affiliates are collectively referred to as the "Developer.") The Developer, who is not affiliated with EPR, will retain the Class B Limited Partnership Interest ("Class B Interest") in the Partnership and be the sole Class B Partner.

Our total acquisition cost for the GP Interest and Class A Interest was approximately $95 million (consisting of approximately $25 million in cash and approximately $70 million in senior mortgage indebtedness secured by the Property that will be consolidated on our balance sheet) plus acquisition costs.

Opened in 1999, the Property has approximately 451,000 rentable square feet and includes an 18 screen Regal Cinemas megaplex movie theatre and IMAX theatre which consistently ranks as one of the 50 highest grossing movie theatres in the United States, a sports and recreation complex featuring an NHL-sized hockey rink, a 17-lane bowling center, billiards and a family entertainment center, a 71,000 square foot grocery store, and a Bally's fitness center, restaurants and retail stores (see "Description of the Property," below).

We acquired a 49% Limited Partnership Interest on the Initial Closing Date. The General Partner has a 1% Interest in the Partnership, and the Class B Partner currently has a 50% Interest. Upon the earlier of (i) the consent of the Partnership's senior lender to the transaction, or (ii) the refinancing of the senior loan which results in a principal balance of $66,000,000 (the "Final Closing Date"), our Class A Interest will increase to 70.4% for no additional consideration, and the Class B Partner's Interest will be reduced to 28.6%.

The Property secures a senior mortgage loan in the current principal amount of $66,000,000 held by an institutional real estate lender (the "Senior Loan"). The Senior Loan bears interest at the rate of one-month LIBOR plus 2.5% and matures on April 9, 2004 with three one-year renewal options. We intend to pursue a refinancing of the Senior Loan in the near future.

The cash used by us in making the investment was derived from the proceeds of our public common share offering which closed on September 23, 2003.

The Class B Partner will have the right to exchange its Interest in the Partnership for common shares of EPR or the cash value of those shares, at our option, at any time after the third anniversary of the Final Closing Date, so long as the net operating income of the Property ("Property NOI") during the

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preceding 12 months exceeds  $8,900,000,  and certain other  conditions are met.
The number of EPR shares issuable to the Class B Partner would equal 75% of the Class B Partner's capital in the Partnership (up to 100% to the extent Property NOI is between $8,900,000 and $10,000,000) divided by the greater of our book value per share or the average closing price of our common shares for the 30 trading day period prior to the exercise of the conversion right. We will have the right, at our option, to pay the Class B Partner the cash value of those shares. The Class B Partner will have demand registration rights at our expense with respect to any shares issued upon exercise of the conversion right, until and except to the extent the Class B Partner is able to sell the shares under SEC Rule 144. We will have the right to impose a blackout on the registration under certain conditions. The Class B Partner would also have piggyback registration rights with respect to the shares.

The Property will be managed by an affiliate of the Developer (the "Property Manager") pursuant to a new Management Agreement under which the Property Manager will receive a monthly management fee equal to 2.5% of the aggregate revenues received from tenants at the Property, including fixed rents, percentage rents and overage rents. The Property Manager will hire all employees required to manage and operate the Property and provide all services required in the leasing, maintenance and operation of the Property. The expenses of owning, leasing, maintaining and operating the Property will be paid by the Partnership. The Property Manager will be required to reimburse the Partnership, subject to certain limitations, for amounts by which the Property's actual annual real estate taxes and common area maintenance expenses exceed the recoveries for those items paid by tenants under the leases ("CAM slippage").

Description of the Property

The Property is a multi-purpose urban retail and entertainment complex in New Rochelle, New York, a community in Westchester County approximately 25 miles from Manhattan. The Property is in downtown New Rochelle, with convenient access to Interstate 95. Approximately 928,000 people live in Westchester County and 221,000 live in Southeastern Westchester County where the Property is located.

The Property is part of a larger mixed use development owned by the Developer that includes a Marriott Residence Inn and a 100-unit apartment complex, and is served by a multi-level fee access parking facility with a total of 2,350 spaces.

The Partnership holds the ground leasehold interest in the Property pursuant to a master ground lease agreement with the City of New Rochelle Industrial Development Authority and does not own the fee interest in the Property, but holds the option to acquire fee simple title to the Property for a purchase price of $1.00.

The Property is approximately 96% leased to 15 space tenants. The average remaining lease life of all the tenant leases is 11 years.

Five of the tenants, New Roc Bowling, New Roc Rack and Cue, New Roc Family Entertainment Center, New Roc Ice and New Roc Speedway (the "Developer Tenants") are affiliates of the Developer. The Developer Tenants occupy an aggregate of 159,500 rentable square feet (35.7% of total rentable square feet) on terms (including lease rates) generally comparable to the third-party tenants.

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Approximately  75% of the lease  obligations of the Developer Tenants are bonded by an investment-grade surety.

The Property has been well maintained and managed, with attractive retail spaces and common areas. We do not anticipate making any significant repairs or improvements to the Property over the next few years. A Phase I environmental assessment completed in connection with our purchase of the Partnership Interest found no hazardous conditions. We believe the Property is adequately covered by insurance.

For federal income tax purposes, the Property will have a depreciable basis of approximately $96.5 million. When we calculate depreciation expense for the Partnership for income tax purposes, we will use the straight-line method. We will depreciate the building and improvements based upon a useful life of 40 years.

The Property was appraised in March 2002 by a third-party appraiser at $96 million. We based our investment in the Partnership on an internal property valuation of $105 million. The amount of consideration paid for our Interest in the Partnership was determined in accordance with the principles used by us in all of our real property investments. We considered a number of factors, including the performance of the theatre and other tenants, the terms of the existing tenant leases, tenant mix, the amount and timing of cash flows from the Property, the age, condition, attractiveness and quality of the Property, demographic and economic conditions and trends in the surrounding area, the management of the Property, the quality of the Developer, the anticipated residual value of the Property, the terms of the mortgage financing encumbering the Property and the risks of owning the Property. We also considered the following additional factors:

     o the sources of revenue from tenant leases at the Property, including competitive conditions in the Westchester County and New Rochelle real estate markets, comparative rentals for comparable properties in that geographic area, occupancy rates at the Property versus occupancy rates at comparable properties in that geographic area, the performance of lease terms by tenants, and the Partnership's ability to receive periodic increases in base rent and payments of percentage rent under the tenant leases

     o the expenses of owning and operating the Property, including but not limited to debt service, utility rates, real estate taxes and maintenance expenses

     o    the operating data contained in this report

The aggregate annual base rentals paid by tenants at the Property is approximately $8,455,000. Four tenants, the Regal Cinemas Theatres, New Roc Family Entertainment Center, New Roc Ice and Stop & Shop grocery store, each individually occupies more than 10% of the rentable square feet at the Property, representing an aggregate of 67.85% of the total rentable square feet. These tenants pay approximately $5,937,500 in aggregate annual base rentals. Three of those tenants' leases expire in 2012 and two of the leases expire in 2019.

The leases for five of the 15 tenants call for payments of percentage rent in addition to base rent.

Each tenant pays a common area maintenance charge to cover its proportionate share of real estate taxes, insurance and common area maintenance costs at the Property.

Nine of the leases expire during the next 10 years, one representing 0.4% of gross annual rentals in 2007, three representing 4.3% of gross annual rentals in 2009, one representing 5.1% of gross annual rentals in 2010 and four representing 18.1% of gross annual rentals in 2012.

We are not aware of any material factors relating to the Property other than those discussed in this report that would cause the historical financial information to be filed as an amendment to this report to be not necessarily indicative of future results.

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Item 7.   FINANCIAL STATEMENTS; PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (a)  Financial statements of business acquired

               It is not practicable to provide the required financial statements at this time. The financial statements will be filed as an amendment to this report no later than 60 days after the date of filing of this report.

          (c)  Exhibits

               10.1 Limited   Partnership   Interest  Purchase  Agreement  dated
                    October 27, 2003 among EPT New Roc GP, Inc., EPT New Roc, LLC, LRC Industries, Inc., DKH - New Roc Associates, L.P., LC New Roc Inc. and New Roc Associates, L.P.

               10.2 Second Amended and Restated Agreement of Limited Partnership
                    of New Roc Associates, L.P.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ENTERTAINMENT PROPERTIES TRUST


Date:    November 11, 2003             By  /S/ DAVID M. BRAIN
                                           -------------------------------------
                                           David M. Brain
                                           President and Chief Executive Officer